Exhibit 99.1

Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contact:

Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660

Denis K. Sheahan
Chief Financial Officer
(781) 982-6341

INDEPENDENT BANK CORP. ANNOUNCES 18% EARNINGS GROWTH IN THE
FIRST QUARTER OF 2005

     Rockland, Massachusetts (April 14, 2005). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced that net income for the quarter ended March 31, 2005 was $7.9 million and that diluted earnings per share for the quarter were $0.51, an increase of $1.2 million or $0.06 diluted earnings per share, compared to net income of $6.7 million and diluted earnings per share of $0.45 for the quarter ended March 31, 2004. The Company experienced loan and core deposit growth of $38.0 million, or 2.0%, and $16.1 million, or 1.0%, respectively, during the first quarter of 2005.

     Comparing the first quarter of 2005 to the same period last year, net interest income increased $2.4 million, or 10.4%. The net interest margin for the three months ended March 31, 2005 was 3.84% as compared to 4.14% for the comparable period last year. The Company’s adoption of a new accounting standard on March 31, 2004 caused certain expenses to be reclassified to interest expense prospectively. This new accounting standard contributed approximately 19 basis points of compression to the net interest margin year over year. (See note below pertaining to FIN46R).

     Non-interest income decreased by $668,000, or (9.2%), during the three months ended March 31, 2005, as compared to the same period in the prior year. The majority of the decrease is attributable to a decrease in commercial loan prepayment fees of $530,000 and lower security gains of $654,000.

     Service charges on deposit accounts increased by $61,000, or 2.1%, for the three months ended March 31, 2005, as compared to the same period in 2004, reflecting growth in core deposits partially offset by increased earnings credit rates on business deposits due to the rising rate environment. Investment management services income increased by $158,000, or 14.6%, for the three months ended March 31, 2005, compared to the same period last year due to growth in managed assets. Assets under administration increased by 13.3% from the same period last year to $562.6 million.

     Mortgage banking income increased by $192,000, or 26.1% for the three months ended March 31, 2005 as compared to the three months ended March 31, 2004, due to an increase in the volume of loans sold and a partial recovery of the impairment valuation allowance on the mortgage servicing asset. Partially offsetting these increases were greater commissions on sold loans and a smaller gain on the fair value of mortgage banking derivatives, when compared to prior period. The balance of the mortgage servicing asset is $3.3 million and loans serviced amounted to $378.0 million as of March 31, 2005. Other non-interest income decreased $467,000, or (40.6%), for the three months ended March 31, 2005, as compared to the same period in 2004, primarily due to decreases in commercial loan prepayment fees.

     Gain on sale of securities totaled $343,000 in the first quarter of 2005, a decrease of $654,000, or (65.6%) compared to the first quarter of 2004.

     Non-interest expense increased by $824,000, or 4.3%, for the three months ended March 31, 2005, as compared to the same period in the prior year.

     Salaries and employee benefits increased by $826,000, or 7.5%, for the three months ended March 31, 2005, as compared to the same period in the prior year. Salaries increased by $414,000, or 5.3%. The remaining increases were in benefits resulting primarily from payroll taxes, due to the timing of incentive payments, increases in medical plan insurance and the current year accrual for incentive compensation.

     Occupancy and equipment related expense increased by $307,000 or 13.4%, for the three months ended March 31, 2005 compared to the same period in the prior year. The increase in this expense is primarily driven by an increase in snow removal expense due to inclement weather.

     Other non-interest expenses decreased by $214,000, or (4.6%), for the three months ended March 31, 2005, as compared to the same period in the prior year. The decrease in other non-interest expenses for the year is primarily attributable to decreases in consultant fees, telephone, and recovery and collection fees partially offset by increases in advertising.

     Total assets increased by $54.6 million, or 1.9%, from December 31, 2004 to $3.0 billion at March 31, 2005. Investments increased by $6.0 million, or 0.7%, during the three months ended March 31, 2005, representing a ratio of investments to total assets of 27.4%. Purchases consisted primarily of U.S. Government Agency securities. Total loans increased by $38.0 million, or 2.0%, during the first quarter of 2005. Commercial loans increased by $26.0 million, or 2.9%, with commercial real estate contributing the most growth of $15.8 million, or 2.6%. Consumer loans in total increased $14.6 million, or 2.7% primarily due to growth in Home Equity lending. The Consumer – Auto loan portfolio only grew by $3.0 million, or 1%, during the quarter as the profitability of this business tightened due to the flattening yield curve. During the period the Company has also reclassified certain commercial and consumer loan balances associated with the Company’s business banking initiative. Business banking loans totaled $46.2 million, representing growth of 5.8% during the first three months of 2005. Residential loans decreased $5.1 million, or (1.1%), during the quarter mainly due to fewer loans held for sale at March 31, 2005 than at year-end 2004.

     Total deposits of $2.1 billion at March 31, 2005 increased $78.7 million, or 3.8%, compared to December 31, 2004. The Company experienced modest growth in core deposits of $16.1 million, or 1.0%. Time deposits increased by $62.6 million, or 13.9% due to a longer-term certificate promotion as well as $25.0 million in brokered certificates. The brokered certificates are short term, 3 months in duration, with favorable pricing to comparable sources of wholesale funding. Borrowings decreased by $25.8 million, or (3.9%), during the three months ended March 31, 2005.

     Stockholders’ equity as of March 31, 2005 totaled $210.6 million, as compared to $210.7 million at December 31, 2004, as a result of a decrease of $7.4 million in the fair value of the Company’s available for sale securities portfolio. The Tier 1 leverage capital ratio at March 31, 2005 was 7.22%, maintaining the Company’s well-capitalized position.

     Nonperforming assets totaled $2.8 million at March 31, 2005 (0.09% of total assets), as compared to $2.7 million (0.09% of total assets) reported at December 31, 2004. The allowance for loan losses increased slightly to $25.5 million for the three months of 2005, compared to $25.2 million at December 31, 2004. The Company’s allowance for loan losses, as a percentage of nonperforming loans, was 917.12% at March 31, 2005 and 932.53% at December 31, 2004.

     Chris Oddleifson, Chief Executive Officer and President of Independent Bank Corp. and Rockland Trust Company, stated that: “I am pleased with our earnings growth of 18%. The Bank’s continued ability to generate strong loan growth, execute strategic initiatives, and control expenses have served to offset the challenge of a narrowed net interest margin.”

     FIN 46R: Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 46 Revised, “Consolidation of Variable Interest Entities — an Interpretation of Accounting Research Bulletin No. 51”. FIN 46R addresses limited purpose trusts formed to issue trust preferred securities. FIN 46R required the Company to deconsolidate its two subsidiary trusts (Independent Capital Trust III and Independent Capital Trust IV) on March 31, 2004. The result of deconsolidating these subsidiary trusts is that trust preferred securities of the trusts, which were classified between liabilities and equity on the balance sheet (mezzanine section), no longer appear on the consolidated balance sheet of the Company. The related minority interest expense also is no longer included in the consolidated statement of income. Due to FIN 46R, the junior subordinated debentures of the parent company that were previously eliminated in consolidation are now included on the consolidated balance sheet within total borrowings. The interest expense on the junior subordinated debentures is included in the calculation of net interest margin of the consolidated company, negatively impacting the net interest margin by approximately 0.19% on an annualized basis. There is no impact on net income as the amount of interest previously recognized as minority interest is equal to the amount of interest expense that is recognized currently in the net interest margin offset by the dividend income on the subsidiary trusts common stock recognized in other non-interest income.

     Christopher Oddleifson, Chief Executive Officer and President, and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp., will host a conference call to discuss first quarter earnings at 10:00 a.m. Eastern Time on Friday, April 15, 2005. Internet access to the call is available on the Company’s website at http://www.RocklandTrust.com or by telephonic access by dial-in at 1-877-407-8031 reference: INDB. A replay of the call will be available until 11:59 p.m. on April 20, 2005 by calling 1-877-407-8214 Account Number: 286, Conference ID: 145625.

     Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $3.0 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts and Cape Cod. To find our more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com .

     This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
 (Unaudited — Dollars in Thousands)

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	Percent
	2005	2004	Change

Assets
Cash and Due From Banks	$67,474	$62,961	7.17%
Fed Funds Sold and Short Term Investments	1,891	2,735	-30.86%
Investments
Trading Assets	1,527	1,572	-2.86%
Investments Available for Sale	686,969	680,286	0.98%
Investments Held to Maturity	107,297	107,967	-0.62%
Federal Home Loan Bank Stock	28,413	28,413	0.00%

Total Investments	824,206	818,238	0.73%

Loans
Commercial and Industrial	159,476	156,260	2.06%
Commercial Real Estate	629,086	613,300	2.57%
Commercial Construction	133,626	126,632	5.52%
Business Banking	46,211	43,673	5.81%
Residential Real Estate	426,834	427,556	-0.17%
Residential Construction	7,404	7,316	1.20%
Residential Loans Held for Sale	6,475	10,933	-40.78%
Consumer — Home Equity	206,770	194,458	6.33%
Consumer — Auto	287,053	283,964	1.09%
Consumer — Other	51,422	52,266	-1.61%

Total Loans	1,954,357	1,916,358	1.98%
Less — Allowance for Loan Losses	(25,505)	(25,197)	1.22%

Net Loans	1,928,852	1,891,161	1.99%

Bank Premises and Equipment	36,575	36,449	0.35%
Goodwill and Core Deposit Intangible	57,207	57,288	-0.14%
Other Assets	82,308	75,094	9.61%

Total Assets	$2,998,513	$2,943,926	1.85%

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$496,436	$495,500	0.19%
Savings and Interest Checking Accounts	619,293	614,481	0.78%
Money Market	511,440	501,065	2.07%
Time Certificates of Deposit	511,745	449,189	13.93%

Total Deposits	2,138,914	2,060,235	3.82%

Fed Funds Purchased and Assets Sold Under Repurchase Agreements	59,848	61,533	-2.74%
Federal Home Loan Bank Borrowings	516,561	537,919	-3.97%
Treasury Tax and Loan Notes	1,366	4,163	-67.19%
Junior Subordinated Debentures	51,546	51,546	0.00%

Total Borrowings	629,321	655,161	-3.94%

Total Deposits and Borrowings	2,768,235	2,715,396	1.95%
Other Liabilities	19,689	17,787	10.69%
Stockholders’ Equity	210,589	210,743	-0.07%

Total Liabilities and Stockholders’ Equity	$2,998,513	$2,943,926	1.85%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands)

CONSOLIDATED STATEMENTS OF INCOME

	Quarter Ended
	March 31,		Percent
	2005	2004	Change

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$30	$14	114.29%
Interest and Dividends on Securities	8,818	7,782	13.31%
Interest on Loans	28,128	23,278	20.84%

Total Interest Income	36,976	31,074	18.99%

INTEREST EXPENSE
Interest on Deposits	5,254	4,296	22.30%
Interest on Borrowed Funds	5,854	3,343	75.11%

Total Interest Expense	11,108	7,639	45.41%

Net Interest Income	25,868	23,435	10.38%
Less — Provision for Loan Losses	930	744	25.00%

Net Interest Income after Provision for Loan Losses	24,938	22,691	9.90%

NON-INTEREST INCOME
Service Charges on Deposit Accounts	2,972	2,911	2.10%
Investment Management Services Income	1,238	1,080	14.63%
Mortgage Banking Income	928	736	26.09%
BOLI Income	424	382	10.99%
Net Gain on Sale of Securities	343	997	-65.60%
Other Non-Interest Income	682	1,149	-40.64%

Total Non-Interest Income	6,587	7,255	-9.21%

NON-INTEREST EXPENSE
Salaries and Employee Benefits	11,792	10,966	7.53%
Occupancy and Equipment Expenses	2,595	2,288	13.42%
Data Processing and Facilities Management	962	1,057	-8.99%
Other Non-Interest Expense	4,441	4,655	-4.60%

Total Non-Interest Expense	19,790	18,966	4.34%

Minority Interest	—	1,072	-100.00%

INCOME BEFORE INCOME TAXES	11,735	9,908	18.44%

PROVISION FOR INCOME TAXES	3,821	3,208	19.11%

NET INCOME	$7,914	$6,700	18.12%

BASIC EARNINGS PER SHARE	$0.52	$0.46	13.04%
DILUTED EARNINGS PER SHARE	$0.51	$0.45	13.33%
BASIC AVERAGE SHARES	15,347,540	14,651,901	4.75%
DILUTED AVERAGE SHARES	15,512,220	14,857,231	4.41%

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.84%	4.14%	-7.25%
Return on Average Assets	1.08%	1.08%	0.00%
Return on Average Equity	14.87%	15.17%	-1.98%

INDEPENDENT BANK CORP.
 SUPPLEMENTAL FINANCIAL INFORMATION

CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited - Dollars in Thousands)

		Quarter Ended March 31,
		2005				2004
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:

Federal Funds Sold and Assets Purchased Under Resale Agreement	$1,891	$4,885	$30	2.46%	$—	$—	—
Investments:
Trading Assets	1,527	1,571	12	3.06%	1,506	14	3.72%
Taxable Investment Securities	760,301	739,914	8,142	4.40%	637,399	7,037	4.42%
Non-taxable Investment Securities (1)	62,378	62,656	1,022	6.52%	66,815	1,149	6.88%

Total Investments:	824,206	804,141	9,176	4.56%	705,720	8,200	4.65%
Loans (1)	1,954,357	1,932,768	28,214	5.84%	1,602,839	23,357	5.83%

Total Interest-Earning Assets	$2,780,454	$2,741,794	$37,420	5.46%	$2,308,559	$31,557	5.47%

Cash and Due from Banks	67,474	61,613			65,350
Other Assets	150,585	140,558			104,063

Total Assets	$2,998,513	$2,943,965	$		$2,477,972

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$619,293	$598,734	$658	0.44%	$520,602	$687	0.53%
Money Market and Super Interest Checking Accounts	511,440	499,468	1,830	1.47%	366,364	1,069	1.17%
Time Deposits	511,745	497,328	2,766	2.22%	469,182	2,540	2.17%

Total interest-bearing deposits:	1,642,478	1,595,530	5,254	1.32%	1,356,148	4,296	1.27%
Borrowings:
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	$59,848	$64,729	$194	1.20%	$43,498	$93	0.86%
Treasury Tax and Loan Notes	1,366	2,016	5	0.99%	3,839	4	0.42%
Federal Home Loan Bank Borrowings	516,561	508,971	4,538	3.57%	393,953	3,234	3.28%
Junior Subordinated Debentures	51,546	51,546	1,117	8.67%	566	12	8.48%

Total Borrowings:	629,321	627,262	5,854	3.73%	441,856	3,343	3.03%

Total Interest-Bearing Liabilities	$2,271,799	$2,222,792	$11,108	2.00%	$1,798,004	$7,639	1.70%

Demand Deposits	496,436	491,093			437,466

Company-Obligated Mandatorily Redeemable Securities of Subsidiary Holding Solely Parent Company Debentures of the Corporation	—	—			47,336
Other Liabilities	19,689	17,203			18,459

Total Liabilities	$2,787,924	$2,731,088			$2,301,265
Stockholders’ Equity	210,589	212,877			176,707

Total Liabilities and Stockholders’ Equity	$2,998,513	$2,943,965			$2,477,972

Net Interest Income			$26,312			$23,918

Interest Rate Spread (2)				3.46%			3.77%

Net Interest Margin (2)				3.84%			4.14%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,138,914	$2,086,623	$5,254		$1,793,614	$4,296
Cost of Total Deposits				1.01%			0.96%
Total Funding Liabilities, including Demand Deposits	$2,768,235	$2,713,885	$11,108		$2,235,470	$7,639
Cost of Total Funding Liabilities				1.64%			1.37%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $444 for the three months ended March 31, 2005 and $483 for the three months ended March 31, 2004.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	As Of
	March 31,	December 31,
	2005	2004

Asset Quality
Nonperforming Loans	2,781	2,702
Nonperforming Assets	2,781	2,702
Net charge-offs (year to date)	622	1,853
Net charge-offs to average loans (annualized)	0.13%	0.11%
Loans 90 days past due & still accruing	218	245
Nonperforming Loans/Gross Loans	0.14%	0.14%
Allowance for Loan Losses/Nonperforming Loans	917.12%	932.53%
Loans/Total Deposits	91.37%	93.02%
Allowance for Loan Losses/Total Loans	1.31%	1.31%

Financial Ratios
Book Value per Share	$13.71	$13.75
Tangible Capital/Tangible Asset	5.21%	5.32%
Tangible Capital/Tangible Asset (proforma to include the deductibility of goodwill)	5.71%	5.82%
Tangible Book Value per Share	$9.98	$10.01
Tangible Book Value per Share (proforma to include the deductibility of goodwill)	$10.93	$10.96

Capital Adequacy
Tier one leverage capital ratio (1)	7.22%	7.06%

(1) Estimated number for March 31, 2005